Capital City Bank Group, Inc.
Reports Second Quarter 2010 Results

TALLAHASSEE, Fla. (July 20, 2010) – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported net income for the second quarter of 2010 totaling $0.7 million ($0.04 per diluted share) compared to a net loss of $3.5 million ($0.20 per diluted share) for the first quarter of 2010 and net income of $0.8 million ($0.04 per diluted share) for the second quarter of 2009.  For the first six months of 2010, the Company reported a net loss of $2.7 million ($0.16 per diluted share) compared to net income of $1.4 million ($0.08 per diluted share) for the same period in 2009.

Net income for the second quarter reflects a loan loss provision of $3.6 million compared to $10.7 million for the first quarter of 2010 and $8.4 million for the second quarter of 2009.  The decline in the loan loss provision was the primary factor driving earnings improvement over the first quarter.  Operating revenues (net interest income plus noninterest income) increased $1.1 million, or 2.8%, over the first quarter due to higher fee income and an improved net interest margin, but were offset by higher noninterest expense of $1.2 million, or 3.7%.  Compared to the second quarter of 2009, a $4.8 million reduction in the loan loss provision was offset by a decline in net interest income of $2.7 million, or 10.1%, and higher noninterest expense of $1.7 million, or 5.1%.

The decline in earnings for the first half of 2010 is attributable to lower net interest income of $5.7 million, or 10.5%, as well as higher noninterest expense of $2.8 million, or 4.3%.  For the first six months of 2010, the Company recorded a loan loss provision of $14.4 million compared to $16.8 million for the same period of 2009.

“Improvement in our credit quality metrics was an encouraging sign during the second quarter,” said William G. Smith, Jr., Chairman, President and Chief Executive Officer.  While we continue to anticipate the road to recovery will be bumpy, we are encouraged by our return to profitability and overall performance in the second quarter.”

 “Other positive aspects of the quarter include healthy capital ratios, which were essentially unchanged quarter over quarter, ample liquidity affording us flexibility in an uncertain market and a very stable, low cost core deposit base.  Although we have worked hard to continue to originate loans throughout this prolonged cycle, the availability of quality new credits remains limited and has resulted in a net reduction in our loan portfolio over the last three quarters,” Smith stated.

The Return on Average Assets was .11% and the Return on Average Equity was 1.11% for the second quarter of 2010.  These metrics were -.52% and -5.23% for the first quarter of 2010, and .12% and 1.12% for the second quarter of 2009, respectively.

For the first half of 2010, the Return on Average Assets was -.20% and the Return on Average Equity was -2.07% compared to .12% and 1.03%, respectively, for the first half of 2009.

Discussion of Financial Condition

Average earning assets were $2.329 billion for the second quarter of 2010, a decrease of $28.9 million, or 1.2%, from the first quarter of 2010, and an increase of $91.8 million, or 4.1%, from the fourth quarter of 2009.  The decrease from the first quarter is primarily attributable to a reduction in the funds position of $35.7 million and a decline in the loan portfolio of $45.0 million, partially offset by an increase to the investment portfolio of $51.8 million.  Growth over the fourth quarter is primarily attributable to an increase in the overnight funds position of $154.8 million and a higher investment portfolio of $40.5 million, partially offset by a $103.5 million decline in the loan portfolio.  Average loans have declined throughout the portfolio, driven primarily by reductions in the commercial real estate and construction loan categories.  The portfolio continues to be impacted by diminished loan demand, attributable to the weak economy, as we have experienced lower production levels in recent quarters.  In addition to lower production and normal amortization and payoffs, the reduction in the portfolio is also attributable to charge-offs and the transfer of loans to the Other Real Estate Owned category, which collectively, accounted for $43.7 million, or 42%, of the net reduction during the first half of 2010.

At the end of the second quarter, nonperforming assets (including nonaccrual loans, restructured loans and other real estate owned) totaled $149.8 million, a decrease of $3.9 million from the first quarter of 2010, driven primarily by a decrease in restructured loans of $3.6 million.  Nonaccrual loans decreased $1.9 million in the current quarter reflecting the continued slowing of loans migrating into our problem loan pool and the transfer of loans to the other real estate owned category, which increased $1.7 million.  Quarter over quarter, gross additions to our problem loan pool fell by more than 50%.  Nonperforming assets represented 8.01% of loans and other real estate at the end of the second quarter compared to 8.10% at the prior quarter-end and 7.38% at year-end 2009.

Average total deposits were $2.234 billion for the second quarter, a decrease of $14.6 million, or 0.7%, from the first quarter of 2010 and an increase of $144.2 million, or 6.9%, from the fourth quarter of 2009.  Deposit levels remain strong but down slightly from the first quarter level, primarily attributable to lower money market balances and public funds.  Our money market account promotion, which was launched during the third quarter of 2009 and concluded in the fourth quarter, has experienced runoff as rates were eased during the current quarter, but has generated in excess of $50.0 million in new deposit balances and served to support our core deposit growth initiatives and to further strengthen the bank’s overall liquidity position.  Public funds balances have declined slightly from the linked quarter reflecting anticipated seasonality within this deposit category.  Our Absolutely Free Checking (“AFC”) products continue to be successful as both balances and the number of accounts continue to post growth quarter over quarter.  We continue to pursue prudent pricing discipline and to manage the mix of our deposits.  Therefore, we are not attempting to compete with higher rate paying competitors for deposits.  The improvement from the fourth quarter reflects higher public funds of $80.2 million and core deposits of $58.6 million fueled primarily by the success of the AFC products.

We maintained an average net overnight funds (deposits with banks plus Fed funds sold less Fed funds purchased) sold position of $262.2 million during the second quarter of 2010 compared to an average net overnight funds sold position of $112.8 million in the fourth quarter of 2009 and an average overnight funds sold position of $297.0 million in the prior quarter.  The favorable variance as compared to year-end is primarily attributable to the growth in deposits and net reductions in the loan portfolios, partially offset by higher balance in the investment portfolio.  The lower balance when compared to the linked quarter primarily reflects the purchase of investment securities.  If appropriate, we will continue to look to deploy a portion of the funds sold position in the investment portfolio during the second half of 2010.

Equity capital was $261.7 million as of June 30, 2010, compared to $262.0 million as of March 31, 2010 and $267.9 million as of December 31, 2009.  Our leverage ratio was 9.58%, 9.64%, and 10.39%, respectively, for the comparable periods.  Further, our risk-adjusted capital ratio of 14.14% at June 30, 2010 exceeds the 10.0% threshold to be designated as “well-capitalized” under the risk-based regulatory guidelines.  At June 30, 2010, our tangible common equity ratio was 6.80%, compared to 6.62% at March 31, 2010 and 6.84% at December 31, 2009.

Discussion of Operating Results

Tax equivalent net interest income for the second quarter of 2010 was $24.7 million compared to $24.5 million for the first quarter of 2010 and $27.7 million for the second quarter of 2009.  For the first half of 2010, tax equivalent net interest income totaled $49.2 million compared to $55.3 million in 2009.

The increase of $0.2 million in tax equivalent net interest income on a linked quarter basis was due to one additional calendar day, a decrease in foregone interest on nonaccrual loans and lower interest expense, partially offset by a reduction in loan income, attributable to declining loan balances, and  continued unfavorable asset repricing.  Lower interest expense reflects a reduction in deposit rates primarily in the categories of money market accounts and certificates of deposit.

The decrease of $6.1 million in tax equivalent net interest income for the first half of 2010, as compared to the same period in 2009, resulted from a reduction in loans outstanding, lower earning assets yields reflecting unfavorable asset repricing, higher foregone interest and lower loan fees, partially offset by a reduction in interest expense.

The net interest margin in the second quarter of 2010 was 4.26%, an increase of five basis points over the linked quarter and a decline of 85 basis points from the second quarter of 2009.  The increase in the margin when compared to the linked quarter was a result of a 10 basis point reduction in the cost of funds, partially offset by a lower yield on earning assets of five basis points.  The lower cost of funds was a result of a reduction in the rates on the money market promotional accounts and certificates of deposit.  The decline from the second quarter of 2009 is attributable to the shift in our earning asset mix and unfavorable asset repricing, partially offset by a favorable variance in our average cost of funds.  Strong deposit growth in recent quarters has improved our liquidity position, but has adversely impacted our margin in the short term as a significant portion of this growth is currently invested in overnight funds.  As we determine what portion of this growth is permanent, if appropriate, we will begin deploying the overnight funds into the investment portfolio.

The provision for loan losses for the second quarter of 2010 was $3.6 million compared to $10.7 million in the first quarter of 2010 and $8.4 million for the second quarter of 2009.  For the first six months of 2010, the loan loss provision totaled $14.4 million compared to $16.8 million for the same period in 2009.  The lower provision for the current quarter and first half of the year primarily reflects a significant reduction in the level of loans migrating into our problem loan pool.   A lower level of inherent losses for the non-impaired portion of our loan portfolio, driven by improving risk factors, also favorably impacted the provision for the current quarter.  Net charge-offs in the second quarter totaled $6.4 million, or .55% of average loans, compared to $13.5 million, or 2.91%, in the first quarter of 2010.  The reduction in net charge-offs compared to the first quarter primarily reflects charge-offs realized in the prior quarter for three large real estate loans that were migrating to the other real estate category.  At quarter-end, the allowance for loan losses was 2.11% of outstanding loans (net of overdrafts) and provided coverage of 38% of nonperforming loans compared to 2.23% and 38%, respectively, at the end of the prior quarter.

Noninterest income for the second quarter of 2010 increased $707,000, or 5.1%, from the first quarter of 2010 attributable to higher deposit fees of $411,000 and retail brokerage fees of $281,000.  The improvement in deposit fees reflects a favorable one-day calendar variance and higher activity levels.  The increase in retail brokerage fees was primarily driven by higher trading volume.  For the first six months of 2010, we realized a $34,000, or 0.1%, decline in noninterest income, primarily reflecting lower deposit and mortgage banking fees, partially offset by an increase in retail brokerage fees and debit card fees.

Noninterest expense increased $1.2 million, or 3.7%, from the first quarter of 2010 driven by higher expense for other real estate properties of $1.3 million, which includes holding costs as well as valuation adjustments due to property devaluation, and increased FDIC insurance premiums of $795,000.  Lower expense for cash and stock incentives of $800,000, attributable to lower than expected associate and company performance, partially offset the aforementioned increases.  For the first six months of 2010, as compared to the same period in 2009, noninterest expense increased $2.8 million, or 4.3%, due primarily to higher expense for other real estate properties of $4.8 million, partially offset by lower pension expense of $1.2 million and intangible amortization of $0.6 million.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial services companies headquartered in Florida and has approximately $2.7 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services.  The Company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 70 banking offices and 79 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this press release are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially.  The following factors, among others, could cause the Company’s actual results to differ: the frequency and magnitude of foreclosure of the Company’s loans; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the accuracy of the Company’s financial statement estimates and assumptions, including the estimate for the Company’s loan loss provision; the Company’s ability to integrate acquisitions; the strength of the U.S. economy and the local economies where the Company conducts operations; harsh weather conditions; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; legislative or regulatory changes; customer acceptance of third-party products and services; increased competition and its effect on pricing; technological changes; the effects of security breaches and computer viruses that may affect the Company’s computer systems; changes in consumer spending and savings habits; the Company’s growth and profitability; changes in accounting; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

EARNINGS HIGHLIGHTS
	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	Jun 30, 2010	Mar 31, 2010	Jun 30, 2009	Jun 30, 2010	Jun 30, 2009
EARNINGS
Net Income(Loss)	$731	$(3,463)	$774	$(2,732)	$1,424
Net Income(Loss) Per Common Share	$0.04	$(0.20)	$0.04	$(0.16)	$0.08
PERFORMANCE
Return on Average Equity	1.11%	-5.23%	1.12%	-2.07%	1.03%
Return on Average Assets	0.11%	-0.52%	0.12%	-0.20%	0.12%
Net Interest Margin	4.26%	4.21%	5.11%	4.24%	5.13%
Noninterest Income as % of Operating Revenue	37.58%	36.77%	35.07%	37.18%	34.65%
Efficiency Ratio	86.06%	85.00%	75.44%	85.54%	75.26%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	12.78%	12.81%	12.85%	12.78%	12.85%
Total Capital Ratio	14.14%	14.16%	14.20%	14.14%	14.20%
Tangible Capital Ratio	6.80%	6.62%	7.47%	6.80%	7.47%
Leverage Ratio	9.58%	9.64%	11.07%	9.58%	11.07%
Equity to Assets	9.87%	9.65%	10.80%	9.87%	10.80%
ASSET QUALITY
Allowance as % of Non-Performing Loans	37.80%	38.42%	33.71%	37.80%	33.71%
Allowance as a % of Loans	2.11%	2.23%	2.12%	2.11%	2.12%
Net Charge-Offs as % of Average Loans	1.39%	2.91%	1.39%	2.16%	1.23%
Nonperforming Assets as % of Loans and ORE	8.01%	8.10%	7.19%	8.01%	7.19%
STOCK PERFORMANCE
High	$18.25	$14.61	$17.35	$18.25	$27.31
Low	$12.36	$11.57	$11.01	$11.57	$9.50
Close	$12.38	$14.25	$16.85	$12.38	$16.85
Average Daily Trading Volume	46,507	26,854	40,130	36,917	57,342

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
Unaudited

						Six Months Ended
						June 30
(Dollars in thousands, except per share data)	2010 Second Quarter	2010 First Quarter	2009 Fourth Quarter	2009 Third Quarter	2009 Second Quarter	2010	2009

INTEREST INCOME
Interest and Fees on Loans	$26,644	$26,992	$28,582	$29,463	$29,742	$53,636	$59,279
Investment Securities	1,114	990	1,097	1,323	1,437	2,104	2,950
Funds Sold	176	172	77	1	1	348	4
Total Interest Income	27,934	28,154	29,756	30,787	31,180	56,088	62,233

INTEREST EXPENSE
Deposits	2,363	2,938	2,964	2,626	2,500	5,301	4,995
Short-Term Borrowings	12	17	22	113	88	29	156
Subordinated Notes Payable	639	651	936	936	931	1,290	1,858
Other Long-Term Borrowings	551	526	542	560	566	1,077	1,134
Total Interest Expense	3,565	4,132	4,464	4,235	4,085	7,697	8,143
Net Interest Income	24,369	24,022	25,292	26,552	27,095	48,391	54,090
Provision for Loan Losses	3,633	10,740	10,834	12,347	8,426	14,373	16,836
Net Interest Income after Provision for Loan Losses	20,736	13,282	14,458	14,205	18,669	34,018	37,254

NONINTEREST INCOME
Service Charges on Deposit Accounts	7,039	6,628	7,183	7,099	7,162	13,667	13,860
Data Processing Fees	919	900	948	914	896	1,819	1,766
Asset Management Fees	1,080	1,020	1,065	960	930	2,100	1,900
Retail Brokerage Fees	846	565	772	765	625	1,411	1,118
Gain on Sale of Investment Securities	-	5	-	4	6	5	6
Mortgage Banking Revenues	641	508	550	663	902	1,149	1,486
Merchant Fees	384	665	345	393	663	1,049	1,621
Interchange Fees	1,289	1,212	1,129	1,129	1,118	2,501	2,174
ATM/Debit Card Fees	1,073	963	892	876	884	2,036	1,747
Other	1,403	1,501	1,527	1,501	1,448	2,904	2,998
Total Noninterest Income	14,674	13,967	14,411	14,304	14,634	28,641	28,676

NONINTEREST EXPENSE
Salaries and Associate Benefits	15,584	16,779	16,121	15,660	16,049	32,363	33,286
Occupancy, Net	2,585	2,408	2,458	2,455	2,540	4,993	4,885
Furniture and Equipment	2,192	2,181	2,261	2,193	2,304	4,373	4,642
Intangible Amortization	710	710	1,010	1,011	1,010	1,420	2,021
Other	13,558	11,306	13,463	10,296	11,027	24,864	20,353
Total Noninterest Expense	34,629	33,384	35,313	31,615	32,930	68,013	65,187

OPERATING PROFIT(LOSS)	781	(6,135)	(6,444)	(3,106)	373	(5,354)	743
Provision for Income Taxes	50	(2,672)	(3,037)	(1,618)	(401)	(2,622)	(681)
NET INCOME(LOSS)	$731	$(3,463)	$(3,407)	$(1,488)	$774	$(2,732)	$1,424

PER SHARE DATA
Basic Earnings	$0.04	$(0.20)	$(0.20)	$(0.08)	$0.04	$(0.16)	$0.08
Diluted Earnings	$0.04	$(0.20)	$(0.20)	$(0.08)	$0.04	$(0.16)	$0.08
Cash Dividends	0.100	0.190	0.190	0.190	0.190	0.290	0.380
AVERAGE SHARES
Basic	17,063	17,057	17,034	17,024	17,010	17,060	17,059
Diluted	17,074	17,070	17,035	17,025	17,010	17,071	17,060

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

(Dollars in thousands, except per share data)	2010 Second Quarter	2010 First Quarter	2009 Fourth Quarter	2009 Third Quarter	2009 Second Quarter

ASSETS
Cash and Due From Banks	$52,380	$52,615	$57,877	$79,275	$92,394
Funds Sold and Interest Bearing Deposits	250,508	293,413	276,416	828	2,016
Total Cash and Cash Equivalents	302,888	346,028	334,293	80,103	94,410

Investment Securities, Available-for-Sale	218,785	217,606	176,673	183,944	194,002

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	161,268	169,766	189,061	203,813	201,589
Real Estate - Construction	56,910	79,145	111,249	128,476	153,507
Real Estate - Commercial	676,516	729,011	716,791	704,595	686,420
Real Estate - Residential	450,997	394,132	406,262	424,715	447,652
Real Estate - Home Equity	247,726	245,185	246,722	243,808	235,473
Consumer	215,723	224,793	233,524	241,672	241,467
Other Loans	9,498	6,888	10,207	7,790	7,933
Overdrafts	3,144	2,701	2,124	3,163	3,022
Total Loans, Net of Unearned Interest	1,821,782	1,851,621	1,915,940	1,958,032	1,977,063
Allowance for Loan Losses	(38,442)	(41,198)	(43,999)	(45,401)	(41,782)
Loans, Net	1,783,340	1,810,423	1,871,941	1,912,631	1,935,281

Premises and Equipment, Net	116,802	117,055	115,439	111,797	109,050
Intangible Assets	87,421	88,131	88,841	89,851	90,862
Other Real Estate Owned	48,110	46,444	36,134	33,371	19,671
Other Assets	93,398	89,416	85,003	80,240	82,563
Total Other Assets	345,731	341,046	325,417	315,259	302,146

Total Assets	$2,650,744	$2,715,103	$2,708,324	$2,491,937	$2,525,839

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$460,168	$446,855	$427,791	$397,943	$424,125
NOW Accounts	891,636	890,570	899,649	687,679	733,526
Money Market Accounts	303,369	376,091	373,105	301,662	300,683
Regular Savings Accounts	132,174	130,936	122,370	122,040	123,257
Certificates of Deposit	412,964	438,488	435,319	440,666	424,339
Total Deposits	2,200,311	2,282,940	2,258,234	1,949,990	2,005,930

Short-Term Borrowings	21,376	18,900	35,841	103,711	73,989
Subordinated Notes Payable	62,887	62,887	62,887	62,887	62,887
Other Long-Term Borrowings	55,605	50,679	49,380	50,665	52,354
Other Liabilities	48,885	37,738	34,083	56,269	57,973

Total Liabilities	2,389,064	2,453,144	2,440,425	2,223,522	2,253,133

SHAREOWNERS' EQUITY
Common Stock	171	171	170	170	170
Additional Paid-In Capital	36,633	36,816	36,099	36,065	35,698
Retained Earnings	238,779	239,755	246,460	253,104	257,828
Accumulated Other Comprehensive Loss, Net of Tax	(13,903)	(14,783)	(14,830)	(20,924)	(20,990)

Total Shareowners' Equity	261,680	261,959	267,899	268,415	272,706

Total Liabilities and Shareowners' Equity	$2,650,744	$2,715,103	$2,708,324	$2,491,937	$2,525,839

OTHER BALANCE SHEET DATA
Earning Assets	$2,291,075	$2,362,640	$2,369,029	$2,142,804	$2,173,081
Intangible Assets
Goodwill	84,811	84,811	84,811	84,811	84,811
Core Deposits	1,910	2,572	3,233	4,196	5,159
Other	700	748	797	844	892
Interest Bearing Liabilities	1,880,011	1,968,551	1,978,551	1,769,310	1,771,035

Book Value Per Diluted Share	$15.32	$15.34	$15.72	$15.76	$16.03
Tangible Book Value Per Diluted Share	10.21	10.18	10.51	10.48	10.70

Actual Basic Shares Outstanding	17,067	17,063	17,036	17,032	17,010
Actual Diluted Shares Outstanding	17,078	17,076	17,037	17,033	17,010

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND NONPERFORMING ASSETS
Unaudited
	2010	2010	2009	2009	2009
(Dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$41,199	$43,999	$45,401	$41,782	$40,172
Provision for Loan Losses	3,633	10,740	10,834	12,347	8,426
Transfer of Unfunded Reserve to Other Liability	-	-	392	-	-
Net Charge-Offs	6,390	13,540	11,844	8,728	6,816

Balance at End of Period	$38,442	$41,199	$43,999	$45,401	$41,782
As a % of Loans	2.11%	2.23%	2.30%	2.32%	2.12%
As a % of Nonperforming Loans	37.80%	38.42%	40.77%	40.90%	33.71%
As a % of Nonperforming Assets	25.66%	26.81%	30.54%	31.45%	29.09%

CHARGE-OFFS
Commercial, Financial and Agricultural	$405	$842	$712	$633	$388
Real Estate - Construction	1,220	3,722	2,040	2,315	3,356
Real Estate - Commercial	920	4,631	1,584	1,707	123
Real Estate - Residential	4,725	3,727	7,377	3,394	2,379
Consumer	360	1,507	1,324	1,324	1,145

Total Charge-Offs	$7,630	$14,429	$13,037	$9,373	$7,391

RECOVERIES
Commercial, Financial and Agricultural	$181	$77	$343	$64	$84
Real Estate - Construction	8	-	5	150	-
Real Estate - Commercial	43	157	43	8	1
Real Estate - Residential	638	114	331	92	51
Consumer	370	541	471	331	439

Total Recoveries	$1,240	$889	$1,193	$645	$575

NET CHARGE-OFFS	$6,390	$13,540	$11,844	$8,728	$6,816

Net Charge-Offs as a % of Average Loans(1)	1.39%	2.91%	2.42%	1.76%	1.39%

RISK ELEMENT ASSETS
Nonaccruing Loans	$74,504	$76,382	$86,274	$91,880	$111,039
Restructured Loans	27,200	30,843	21,644	19,121	12,916
Total Nonperforming Loans	101,704	107,225	107,918	111,001	123,955
Other Real Estate	48,110	46,444	36,134	33,371	19,671
Total Nonperforming Assets	$149,814	$153,669	$144,052	$144,372	$143,626

Past Due Loans 90 Days or More	$-	$-	$-	$486	$-

Nonperforming Loans as a % of Loans	5.58%	5.79%	5.63%	5.67%	6.27%
Nonperforming Assets as a % of
Loans and Other Real Estate	8.01%	8.10%	7.38%	7.25%	7.19%
Nonperforming Assets as a % of Capital(2)	49.92%	50.69%	46.19%	46.01%	45.67%

(1) Annualized
(2) Capital includes allowance for loan losses.

AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Second Quarter 2010			First Quarter 2010			Fourth Quarter 2009			Third Quarter 2009			Second Quarter 2009			June 2010 YTD			June 2009 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

ASSETS:
Loans, Net of Unearned Interest	$1,841,379	26,795	5.84%	$1,886,367	27,180	5.84%	$1,944,873	28,813	5.88%	$1,964,984	29,695	6.00%	$1,974,197	29,954	6.09%	$1,863,749	53,975	5.84%	$1,969,169	59,678	6.11%

Investment Securities
Taxable Investment Securities	128,268	708	2.21%	71,325	500	2.81%	72,537	498	2.74%	81,777	682	3.32%	89,574	742	3.31%	99,954	1,208	2.42%	90,248	1,518	3.37%
Tax-Exempt Investment Securities	92,140	624	2.71%	97,316	753	3.10%	107,361	921	3.43%	107,307	985	3.67%	106,869	1,067	4.00%	94,713	1,377	2.91%	104,005	2,200	4.23%

Total Investment Securities	220,408	1,332	2.42%	168,641	1,253	2.98%	179,898	1,419	3.15%	189,084	1,667	3.52%	196,443	1,809	3.68%	194,667	2,585	2.66%	194,253	3,718	3.83%

Funds Sold	267,578	176	0.26%	303,280	172	0.23%	112,790	77	0.27%	3,294	1	0.11%	4,641	1	0.10%	285,331	348	0.24%	7,363	4	0.12%

Total Earning Assets	2,329,365	$28,303	4.87%	2,358,288	$28,605	4.92%	2,237,561	$30,309	5.38%	2,157,362	$31,363	5.77%	2,175,281	$31,764	5.86%	2,343,747	$56,908	4.90%	2,170,785	$63,400	5.89%

Cash and Due From Banks	50,739			54,873			69,687			76,622			81,368			52,795			79,109
Allowance for Loan Losses	(41,074)			(44,584)			(46,468)			(42,774)			(41,978)			(42,820)			(40,003)
Other Assets	339,458			329,842			314,470			306,759			291,681			334,677			286,801

Total Assets	$2,678,488			$2,698,419			$2,575,250			$2,497,969			$2,506,352			$2,688,399			$2,496,692

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$879,329	$400	0.18%	$867,004	$384	0.18%	$740,550	$308	0.17%	$678,292	$257	0.15%	$709,039	$249	0.14%	$873,200	$784	0.18%	$714,123	$474	0.13%
Money Market Accounts	333,976	331	0.40%	374,161	689	0.75%	361,104	625	0.69%	301,230	281	0.37%	298,007	192	0.26%	353,958	1,020	0.58%	309,719	382	0.25%
Savings Accounts	131,333	17	0.05%	126,352	15	0.05%	122,158	16	0.05%	122,934	15	0.05%	123,034	15	0.05%	128,856	32	0.05%	120,601	29	0.05%
Time Deposits	430,571	1,615	1.50%	438,112	1,850	1.71%	439,654	2,015	1.82%	430,944	2,073	1.91%	417,545	2,044	1.96%	434,321	3,465	1.61%	404,847	4,110	2.05%
Total Interest Bearing Deposits	1,775,209	2,363	0.53%	1,805,629	2,938	0.66%	1,663,466	2,964	0.71%	1,533,400	2,626	0.68%	1,547,625	2,500	0.65%	1,790,335	5,301	0.60%	1,549,290	4,995	0.65%

Short-Term Borrowings	22,694	12	0.20%	30,673	17	0.22%	47,114	22	0.18%	97,305	113	0.45%	87,768	88	0.40%	26,662	29	0.21%	86,550	156	0.36%
Subordinated Notes Payable	62,887	639	4.02%	62,887	651	4.14%	62,887	936	5.83%	62,887	936	5.83%	62,887	931	5.86%	62,887	1,290	4.08%	62,887	1,858	5.88%
Other Long-Term Borrowings	52,704	551	4.20%	49,981	526	4.27%	50,026	542	4.30%	51,906	560	4.28%	52,775	566	4.30%	51,350	1,077	4.23%	52,997	1,134	4.31%

Total Interest Bearing Liabilities	1,913,494	$3,565	0.75%	1,949,170	$4,132	0.86%	1,823,493	$4,464	0.97%	1,745,498	$4,235	0.96%	1,751,055	$4,085	0.94%	1,931,234	$7,697	0.80%	1,751,724	$8,143	0.94%

Noninterest Bearing Deposits	458,969			443,131			426,542			416,770			423,566			451,094			415,020
Other Liabilities	42,152			37,563			56,659			60,674			54,617			39,870			50,586

Total Liabilities	2,414,615			2,429,864			2,306,694			2,222,942			2,229,238			2,422,198			2,217,330

SHAREOWNERS' EQUITY:	$263,873			$268,555			$268,556			$275,027			$277,114			$266,201			$279,362

Total Liabilities and Shareowners' Equity	$2,678,488			$2,698,419			$2,575,250			$2,497,969			$2,506,352			$2,688,399			$2,496,692

Interest Rate Spread		$24,738	4.12%		$24,473	4.06%		$25,845	4.41%		$27,128	4.81%		$27,679	4.92%		$49,211	4.10%		$55,257	4.95%

Interest Income and Rate Earned(1)		$28,303	4.87%		$28,605	4.92%		$30,309	5.38%		$31,363	5.77%		$31,764	5.86%		$56,908	4.90%		$63,400	5.89%
Interest Expense and Rate Paid(2)		3,565	0.61%		4,132	0.71%		4,464	0.79%		4,235	0.78%		4,085	0.75%		7,697	0.66%		8,143	0.76%

Net Interest Margin		$24,738	4.26%		$24,473	4.21%		$25,845	4.59%		$27,128	4.99%		$27,679	5.11%		$49,211	4.24%		$55,257	5.13%

(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.